Exhibit 99.1

On January 31, 2012, Boston Properties, Inc. (the “Company”), a real estate investment trust, reported results for the fourth quarter ended December 31, 2011.

Results for the quarter ended December 31, 2011 (unaudited)

Funds from Operations (FFO) for the quarter ended December 31, 2011 were $179.3 million, or $1.21 per share basic and $1.21 per share diluted. This compares to FFO for the quarter ended December 31, 2010 of $89.9 million, or $0.64 per share basic and $0.64 per share diluted. FFO for the quarter ended December 31, 2010 includes $(0.50) per share on a diluted basis related to the losses from early extinguishments of debt totaling approximately $81.7 million primarily associated with the Company’s Operating Partnership’s redemption of $700.0 million in aggregate principal amount of its 6.25% senior notes due 2013 and the repurchase of $50.0 million aggregate principal amount of its 2.875% exchangeable senior notes due 2037. The weighted average number of basic and diluted shares outstanding totaled 147,732,138 and 149,435,490, respectively, for the quarter ended December 31, 2011 and 140,104,791 and 142,058,612, respectively, for the quarter ended December 31, 2010.

Net income (loss) available to common shareholders was $101.6 million for the quarter ended December 31, 2011, compared to $(12.9) million for the quarter ended December 31, 2010. Net income (loss) available to common shareholders per share (EPS) for the quarter ended December 31, 2011 was $0.69 basic and $0.69 on a diluted basis. This compares to EPS for the fourth quarter of 2010 of $(0.09) basic and $(0.09) on a diluted basis.

Results for the year ended December 31, 2011 (unaudited)

FFO for the year ended December 31, 2011 was $711.0 million, or $4.88 per share basic and $4.84 per share diluted. This compares to FFO for the year ended December 31, 2010 of $547.4 million, or $3.93 per share basic and $3.90 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 145,693,488 and 147,679,439, respectively, for the year ended December 31, 2011 and 139,439,637 and 141,518,065, respectively, for the year ended December 31, 2010.

Net income available to common shareholders was $272.7 million for the year ended December 31, 2011, compared to $159.1 million for the year ended December 31, 2010. Net income available to common shareholders per share (EPS) for the year ended December 31, 2011 was $1.87 basic and $1.86 on a diluted basis. This compares to EPS for the year ended December 31, 2010 of $1.14 basic and $1.14 on a diluted basis.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter and year ended December 31, 2011. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

As of December 31, 2011, the Company’s portfolio consisted of 153 properties, comprised primarily of Class A office space, one hotel, three residential properties and three retail properties, aggregating approximately 42.2 million square feet, including seven properties under construction totaling 2.6 million square feet. In addition, the Company has structured parking for vehicles containing approximately 15.1 million square feet. The overall percentage of leased space for the 143 properties in service (excluding the two in-service residential properties and the hotel) as of December 31, 2011 was 91.3%.

Significant events during the fourth quarter included:

•

On October 14, 2011, an unconsolidated joint venture in which the Company has a 30% interest obtained construction financing totaling $107.0 million collateralized by its 500 North Capitol Street, NW redevelopment project located in Washington, DC. The construction financing bears interest at a variable rate equal to LIBOR plus 1.65% per annum and matures on October 14, 2014 with two, one-year extension options, subject to certain conditions. At closing, approximately $33.3 million was drawn to fund the repayment of the existing mortgage loan totaling $22.0 million and approximately $11.3 million of previously incurred development costs.

•

On October 25, 2011, an unconsolidated joint venture in which the Company has a 60% interest completed the sale of Two Grand Central Tower located in New York City for approximately $401.0 million, including the assumption by the buyer of approximately $176.6 million of mortgage indebtedness. Net cash proceeds totaled approximately $210.0 million, of which the Company’s share was approximately $126.0 million, after the payment of transaction costs of approximately $14.4 million. Two Grand Central Tower is an approximately 650,000 net rentable square foot Class A office tower. The Company had previously recognized an impairment loss on its investment in the unconsolidated joint venture totaling approximately $74.3 million. As a result, the Company recognized a gain on sale of real estate totaling approximately $46.2 million, which is included within income from unconsolidated joint ventures in the Company’s consolidated statements of operations, but excluded from the Company’s calculation of FFO.

•

On November 9, 2011, the Company’s Operating Partnership repurchased $50.0 million aggregate principal amount of its 2.875% exchangeable senior notes due 2037, which the holders may require the Operating Partnership to repurchase in February 2012, for approximately $50.2 million. The repurchased notes had an aggregate carrying value of approximately $49.6 million, resulting in the recognition of a loss on early extinguishment of debt of approximately $0.6 million.

•

On November 9, 2011, the Company used available cash to repay the mortgage loan collateralized by its Reservoir Place property located in Waltham, Massachusetts totaling $50.0 million. The mortgage financing bore interest at a variable rate equal to Eurodollar plus 2.20% per annum and was scheduled to mature on July 30, 2014. There was no prepayment penalty. The Company recognized a loss from early extinguishment of debt totaling approximately $0.5 million consisting of the write-off of unamortized deferred financing costs.

•

On November 10, 2011, the Company’s Operating Partnership completed a public offering of $850.0 million in aggregate principal amount of 3.700% senior unsecured notes due 2018. The notes were priced at 99.767% of the principal amount to yield an effective interest rate (including financing fees) of 3.853% to maturity. The notes will mature on November 15, 2018, unless earlier redeemed. The aggregate net proceeds from the offering were approximately $841.2 million after deducting underwriting discounts and transaction expenses.

•

On November 15, 2011, the Company completed and fully placed in-service the office component of its Atlantic Wharf development project located in Boston, Massachusetts. The office component is comprised of approximately 798,000 net rentable square feet and is currently 93% leased. In addition, on November 16, 2011, the Company terminated the construction loan facility collateralized by the office component of its Atlantic Wharf project totaling $192.5 million. The construction loan facility bore interest at a variable rate equal to LIBOR plus 3.00% per annum and was scheduled to mature on April 21, 2012 with two, one-year extension options, subject to certain conditions. The Company had not drawn any amounts under the facility. The Company recognized a loss from early extinguishment of debt totaling approximately $0.4 million consisting of the write-off of unamortized deferred financing costs.

•

On November 17, 2011, an unconsolidated joint venture in which the Company has a 50% interest obtained construction financing totaling $19.0 million collateralized by its Annapolis Junction development project located in Annapolis, Maryland. The construction financing bears interest at a variable rate equal to LIBOR plus 1.65% per annum and matures on November 17, 2013 with two, one-year extension options, subject to certain conditions.

•

On November 22, 2011, the Company acquired 2440 West El Camino Real located in Mountain View, California for a purchase price of approximately $71.5 million in cash. 2440 West El Camino Real is an approximately 140,000 net rentable square foot Class A office property that is currently 100% leased.

•

On November 22, 2011, the Company’s Value-Added Fund refinanced the mortgage loan collateralized by its Mountain View Technology Park property located in Mountain View, California. The mortgage loan totaling approximately $24.6 million bore interest at a variable rate equal to LIBOR plus 1.50% per annum and had matured on November 15, 2011. The new mortgage loan totaling $20.0 million bears interest at a variable rate equal to LIBOR plus 2.50% per annum and matures on November 22, 2014. In connection with the loan refinancing, the joint venture repaid approximately $4.6 million of the previous mortgage loan utilizing existing cash reserves and the proceeds from a loan from the Company’s Operating Partnership. The loan from the Company’s Operating Partnership consists of an agreement to lend up to $6.0 million to the Value-Added Fund, of which approximately $3.7 million had been advanced as of December 31, 2011. The loan from the Company’s Operating Partnership bears interest at a fixed rate of 10.0% per annum and matures on November 22, 2014.

•

On December 14, 2011, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.55 per share of common stock for the period from October 1, 2011 to December 31, 2011 payable on January 27, 2012 to shareholders of record as of the close of business on December 31, 2011. This represents an increase of 10.0% over last quarter’s cash dividend of $0.50 per share.

Transactions completed subsequent to December 31, 2011:

•

On January 10, 2012, the Company announced that holders of the 2.875% Exchangeable Senior Notes due 2037 (the “Notes”) of its Operating Partnership have the right to surrender their Notes for purchase by the Operating Partnership (the “Put Right”) on February 15, 2012. In connection with the Put Right, on January 10, 2012, the Operating Partnership distributed a Put Right Notice to the holders of the Notes and filed a Schedule TO with the Securities and Exchange Commission. The opportunity to exercise the Put Right will expire at 5:00 p.m., New York City time, on February 8, 2012. On January 10, 2012, the Company also announced that the Operating Partnership issued a notice of redemption to the holders of the Notes to redeem, on February 20, 2012 (the “Redemption Date”), all of the Notes outstanding on the Redemption Date. In connection with the redemption, holders of the Notes have the right to exchange their Notes prior to 5:00 p.m., New York City time, on February 16, 2012. Notes with respect to which the Put Right is not exercised (or with respect to which the Put Right is exercised and subsequently withdrawn prior to the withdrawal deadline) and that are not surrendered for exchange prior to 5:00 p.m., New York City time, on February 16, 2012, will be redeemed by the Operating Partnership on the Redemption Date at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon to, but excluding, the Redemption Date. As of January 9, 2012, there was approximately $576,194,000 aggregate principal amount of the Notes outstanding.

•

On January 25, 2012, the Company’s Compensation Committee approved outperformance awards under the Company’s 1997 Stock Option and Incentive Plan to officers and employees of the Company. These awards (the “2012 OPP Awards”) are part of a broad-based, long-term incentive compensation program designed to provide the Company’s management team with the potential to earn equity awards subject to the Company “outperforming” and creating shareholder value in a pay-for-performance structure. Recipients of 2012 OPP Awards will share in a maximum outperformance pool of $40.0 million if the total return to shareholders, including both share appreciation and dividends, exceeds absolute and relative hurdles over a three-year measurement period from February 7, 2012 to February 6, 2015. Earned awards are subject to two-years of time-based vesting after the performance measurement date. The Company expects that under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 718 “Compensation – Stock Compensation” the 2012 OPP Awards will have an aggregate value of approximately $7.5 million, which amount will be amortized into earnings over the five-year plan period under the graded vesting method.

•

As previously disclosed, the Company notified the master servicer of the non-recourse mortgage loan collateralized by the Company’s Montvale Center property located in Gaithersburg, Maryland that the cash flows generated from the property were insufficient to fund debt service payments and capital improvements necessary to lease and operate the property and that the Company was not prepared to fund any cash shortfalls. The Company is not current on making debt service payments and is currently accruing interest at the default interest rate of 9.93% per annum. The loan was originally scheduled to mature on June 6, 2012. However, a receiver has been appointed for the property and the Company expects the property to be transferred to the lender, during the first quarter of 2012.

These selected financial results and related information of the Company contain forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions (including the impact of the European sovereign debt issues), the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010
	(in thousands, except for share amounts) (unaudited)
ASSETS

Real estate	$12,303,965	$10,933,977
Construction in progress	818,685	1,073,402
Land held for future development	266,822	757,556
Less: accumulated depreciation	(2,642,986)	(2,323,818)

Total real estate	10,746,486	10,441,117

Cash and cash equivalents	1,823,208	478,948
Cash held in escrows	40,332	308,031
Investments in securities	9,548	8,732
Tenant and other receivables, net of allowance for doubtful accounts of $1,766 and $2,081, respectively	79,838	60,813
Related party notes receivable	280,442	270,000
Interest receivable from related party notes receivable	89,854	69,005
Accrued rental income, net of allowance of $2,515 and $3,116, respectively	522,675	442,683
Deferred charges, net	445,403	436,019
Prepaid expenses and other assets	75,458	65,663
Investments in unconsolidated joint ventures	669,722	767,252

Total assets	$14,782,966	$13,348,263

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$3,123,267	$3,047,586
Unsecured senior notes, net of discount	3,865,186	3,016,598
Unsecured exchangeable senior notes, net of discount	1,715,685	1,721,817
Unsecured line of credit	—	—
Accounts payable and accrued expenses	155,139	161,592
Dividends and distributions payable	91,901	81,031
Accrued interest payable	69,105	62,327
Other liabilities	293,515	237,467

Total liabilities	9,313,798	8,328,418

Commitments and contingencies	—	—

Noncontrolling interest:
Redeemable preferred units of the Operating Partnership	55,652	55,652

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 148,186,511 and 140,278,005 shares issued and 148,107,611 and 140,199,105 shares outstanding at December 31, 2011 and 2010, respectively	1,481	1,402
Additional paid-in capital	4,936,457	4,417,162
Dividends in excess of earnings	(53,080)	(24,763)
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(16,138)	(18,436)

Total stockholders’ equity attributable to Boston Properties, Inc.	4,865,998	4,372,643
Noncontrolling interests:
Common units of the Operating Partnership	548,581	592,164
Property partnerships	(1,063)	(614)

Total equity	5,413,516	4,964,193

Total liabilities and equity	$14,782,966	$13,348,263

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(in thousands, except for per share amounts) (unaudited)

Revenue
Rental
Base rent	$358,466	$312,899	$1,407,070	$1,231,564
Recoveries from tenants	52,726	45,189	201,395	180,719
Parking and other	21,234	16,920	83,097	64,490

Total rental revenue	432,426	375,008	1,691,562	1,476,773
Hotel revenue	11,632	10,510	34,529	32,800
Development and management services	8,729	6,964	33,435	41,231

Total revenue	452,787	392,482	1,759,526	1,550,804

Expenses
Operating
Rental	154,146	125,384	593,977	501,694
Hotel	8,076	7,602	26,128	25,153
General and administrative	19,390	17,121	81,442	79,658
Acquisition costs	19	721	155	2,614
Suspension of development	—	—	—	(7,200)
Depreciation and amortization	109,181	92,763	439,184	338,371

Total expenses	290,812	243,591	1,140,886	940,290

Operating income	161,975	148,891	618,640	610,514
Other income (expense)
Income from unconsolidated joint ventures	57,712	9,834	85,896	36,774
Interest and other income	1,179	1,691	5,358	7,332
Gains (losses) from investments in securities	38	682	(443)	935
Interest expense	(103,967)	(92,192)	(394,131)	(378,079)
Losses from early extinguishments of debt	(1,494)	(81,662)	(1,494)	(89,883)

Income (loss) from continuing operations	115,443	(12,756)	313,826	187,593
Gain on sale of real estate	—	—	—	2,734

Net income (loss)	115,443	(12,756)	313,826	190,327
Net income (loss) attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(440)	(907)	(1,558)	(3,464)
Noncontrolling interest - redeemable preferred units of the Operating Partnership	(842)	(795)	(3,339)	(3,343)
Noncontrolling interest - common units of the Operating Partnership	(12,517)	1,555	(36,250)	(24,099)
Noncontrolling interest in gain on sale of real estate - common units of the Operating Partnership	—	—	—	(349)

Net income (loss) attributable to Boston Properties, Inc.	$101,644	$(12,903)	$272,679	$159,072

Basic earnings per common share attributable to Boston Properties, Inc.:
Net income (loss)	$0.69	$(0.09)	$1.87	$1.14

Weighted average number of common shares outstanding	147,732	140,105	145,693	139,440

Diluted earnings per common share attributable to Boston Properties, Inc.:
Net income (loss)	$0.69	$(0.09)	$1.86	$1.14

Weighted average number of common and common equivalent shares outstanding	147,974	140,105	146,218	140,057

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
	(in thousands, except for per share amounts) (unaudited)

Net income (loss) attributable to Boston Properties, Inc.	$101,644	$(12,903)	$272,679	$159,072

Add:
Noncontrolling interest in gain on sale of real estate - common units of the Operating Partnership	—	—	—	349
Noncontrolling interest - common units of the Operating Partnership	12,517	(1,555)	36,250	24,099
Noncontrolling interest - redeemable preferred units of the Operating Partnership	842	795	3,339	3,343
Noncontrolling interests in property partnerships	440	907	1,558	3,464
Less:
Gain on sale of real estate	—	—	—	2,734

Income (loss) from continuing operations	115,443	(12,756)	313,826	187,593

Add:
Real estate depreciation and amortization (2)	133,415	118,573	541,791	450,546
Less:
Gains on sales of real estate included within income from unconsolidated joint ventures (3)	46,166	572	46,166	572
Noncontrolling interests in property partnerships’ share of funds from operations	904	1,686	3,412	6,862
Noncontrolling interest - redeemable preferred units of the Operating Partnership	842	795	3,339	3,343

Funds from operations (FFO) attributable to the Operating Partnership	200,946	102,764	802,700	627,362

Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	21,648	12,886	91,709	80,006

Funds from operations attributable to Boston Properties, Inc.	$179,298	$89,878	$710,991	$547,356

Boston Properties, Inc.’s percentage share of funds from operations - basic	89.23%	87.46%	88.57%	87.25%

Weighted average shares outstanding - basic	147,732	140,105	145,693	139,440

FFO per share basic	$1.21	$0.64	$4.88	$3.93

Weighted average shares outstanding - diluted	149,435	142,059	147,679	141,518

FFO per share diluted	$1.21	$0.64	$4.84	$3.90

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, impairment losses on depreciable real estate of consolidated real estate, impairment losses on investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income attributable to Boston Properties, Inc. (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income attributable to Boston Properties, Inc. and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $109,181, $92,763, $439,184 and $338,371, our share of unconsolidated joint venture real estate depreciation and amortization of $24,592, $26,206, $103,970 and $113,945, less corporate-related depreciation and amortization of $358, $396, $1,363 and $1,770 for the three months and year ended December 31, 2011 and 2010, respectively.

(3)	Consists of the portion of income from unconsolidated joint ventures related to the gain on sale of real estate from (1) the sale of Two Grand Central Tower during the three months and year ended December 31, 2011 and (2) the sale of the Company’s 5.00% equity interest in the Company’s unconsolidated joint venture entity that owned the retail portion of the Wisconsin Place mixed-use property during the three months and year ended December 31, 2010.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	December 31, 2011	December 31, 2010
Boston	87.1%	89.4%
New York	97.8%	96.9%
Princeton	75.8%	80.8%
San Francisco	87.9%	92.9%
Washington, DC	96.9%	97.3%

Total Portfolio	91.3%	93.2%

	% Leased by Type
	December 31, 2011	December 31, 2010
Class A Office Portfolio	91.3%	93.6%
Office/Technical Portfolio	92.6%	85.5%

Total Portfolio	91.3%	93.2%